Exhibit Number 99.1

Investor Contact:             Kevin Hammons

 President and

 Chief Financial Officer

 (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FOURTH QUARTER

AND YEAR ENDED DECEMBER 31, 2021 RESULTS AND 2022 GUIDANCE

FRANKLIN, Tenn. (February 16, 2022) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2021.

The following highlights the financial and operating results for the three months ended December 31, 2021.

•	Net operating revenues totaled $3.233 billion.

•

Net income attributable to Community Health Systems, Inc. stockholders was $178 million, or $1.34 per share (diluted), compared with $311 million, or $2.57 per share (diluted), for the same period in 2020. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. stockholders was $1.15 per share (diluted), compared to $0.96 per share (diluted) for the same period in 2020.

•	Adjusted EBITDA was $540 million, including $46 million of pandemic relief funds.

•

Net cash used in operating activities was $531 million, which included repayments of Medicare accelerated payments in the amount of $814 million. Net cash provided by operating activities was $76 million for the same period in 2020.

•	On a same-store basis, admissions decreased 3.9 percent and adjusted admissions increased 1.7 percent, compared with the same period in 2020.

Net operating revenues for the three months ended December 31, 2021, totaled $3.233 billion, a 3.7 percent increase compared with $3.119 billion for the same period in 2020.

Net income attributable to Community Health Systems, Inc. stockholders was $178 million, or $1.34 per share (diluted), for the three months ended December 31, 2021, compared with $311 million, or $2.57 per share (diluted), for the same period in 2020. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. stockholders was $1.15 per share (diluted) for the three months ended December 31, 2021, compared to $0.96 per share (diluted) for the same period in 2020. Payments received by the Company via the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) and similar legislation as well as state and local pandemic relief programs, collectively referred to as “pandemic relief funds,” and as more specifically described below, had a positive impact on net income attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $30 million, or $0.22 on a per share (diluted) basis, and approximately $115 million, or $0.95 on a per share (diluted) basis, for the three months ended December 31, 2021 and 2020, respectively. Weighted-average shares outstanding (diluted) were 133 million and 121 million for the three months ended December 31, 2021 and 2020, respectively.

Adjusted EBITDA for the three months ended December 31, 2021, was $540 million compared with $614 million for the same period in 2020. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $46 million and $153 million for the three months ended December 31, 2021 and 2020, respectively.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

The consolidated operating results for the three months ended December 31, 2021, reflect a 7.3 percent decrease in admissions and a 2.1 percent decrease in adjusted admissions, compared with the same period in 2020. On a same-store basis, admissions decreased 3.9 percent and adjusted admissions increased 1.7 percent for the three months ended December 31, 2021, compared with the same period in 2020. On a same-store basis, net operating revenues increased 6.7 percent for the three months ended December 31, 2021, compared with the same period in 2020.

Net operating revenues for the year ended December 31, 2021, totaled $12.368 billion, a 4.9 percent increase compared with $11.789 billion for the same period in 2020.

Net income attributable to Community Health Systems, Inc. stockholders was $230 million, or $1.76 per share (diluted), for the year ended December 31, 2021, compared with $511 million, or $4.39 per share (diluted), for the same period in 2020. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. stockholders was $2.45 per share (diluted) for the year ended December 31, 2021, compared to $0.45 per share (diluted) for the same period in 2020. Pandemic relief funds had a positive impact on net income attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $107 million, or $0.82 on a per share (diluted) basis, and approximately $452 million, or $3.88 on a per share (diluted) basis, for the years ended December 31, 2021 and 2020, respectively. Weighted-average shares outstanding (diluted) were 131 million and 117 million for the years ended December 31, 2021 and 2020, respectively.

Adjusted EBITDA for the year ended December 31, 2021, was $1.969 billion compared with $1.809 billion for the same period in 2020. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $148 million and $601 million for the years ended December 31, 2021 and 2020, respectively.

The consolidated operating results for the year ended December 31, 2021, reflect a 5.9 percent decrease in admissions and a 2.3 percent decrease in adjusted admissions, compared with the same period in 2020. On a same-store basis, admissions increased 2.2 percent and adjusted admissions increased 5.9 percent for the year ended December 31, 2021, compared with the same period in 2020. On a same-store basis, net operating revenues increased 12.5 percent for the year ended December 31, 2021, compared with the same period in 2020.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “The Company delivered a solid year, with positive trends across a number of indicators, due to the successful advancement of multiple strategic and operational initiatives. During the fourth quarter, our healthcare providers and hospital leadership teams in our affiliated markets continued to provide essential COVID and non-COVID care. We remain incredibly grateful for their continued dedication throughout the course of the pandemic. As we move forward, we expect the Company’s focused investments and operational initiatives to drive incremental growth and drive value for all stakeholders.”

COVID - 19 Pandemic:

As a provider of healthcare services, the Company continues to be affected by the public health and economic effects of the COVID-19 pandemic. Net of amounts that have been repaid to the respective federal, state or local agency, the Company received approximately $54 million and $58 million in pandemic relief funds during the three months and year ended December 31, 2021, respectively. Together with amounts received during the year ended December 31, 2020, approximately $763 million of pandemic relief funds have been received since the beginning of the COVID-19 pandemic.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

Pandemic relief funds received pursuant to the CARES Act and similar legislation, as well as state and local pandemic relief programs, have been recognized on the basis of lost revenues and incremental healthcare-related expenses incurred throughout the public health emergency. The Company recognized approximately $46 million and $148 million of the pandemic relief funds eligible to be claimed as a reduction in operating costs and expenses during the three months and year ended December 31, 2021, respectively. Amounts recognized are denoted by the caption “pandemic relief funds” in the condensed consolidated statements of income. Pandemic relief funds that have not yet been recognized as a reduction in operating costs and expenses or otherwise refunded to the U.S. Department of Health and Human Services or the various state and local agencies as of December 31, 2021, totaled approximately $14 million and are reflected within accrued liabilities-other in the condensed consolidated balance sheet.

With respect to the Medicare Accelerated and Advanced Payment Program, the Company received Medicare accelerated payments of approximately $1.2 billion in April 2020. No additional Medicare accelerated payments have been received by the Company since such time, and because the Centers for Medicare & Medicaid Services (“CMS”) is no longer accepting new applications for accelerated payments, the Company does not expect to receive additional Medicare accelerated payments. CMS began recouping Medicare accelerated payments in April 2021. In October 2021, the Company made lump-sum repayments to effect the full repayment of the then-outstanding balance of Medicare accelerated payments. As of December 31, 2021, all Medicare accelerated payments received by the Company have been recouped or repaid to CMS or assumed by buyers related to hospitals that have been divested.

Financial and statistical data for 2020 and 2021 presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results exclude businesses divested or closed in 2020 and 2021.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, (income) expense related to government and other legal settlements and related costs, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, expense from settlement and fair value adjustments on the contingent value right agreement liability related to the Health Management Associates, Inc. (“HMA”) legal proceedings and related legal expenses, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years, and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net income attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 16, 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2022 updated annual earnings guidance. The 2022 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time as more specifically discussed below.

Community Health Systems, Inc. is one of the largest publicly traded providers of healthcare services in the United States and a leading operator of general acute care hospitals and outpatient facilities in communities across the country. The Company, through its subsidiaries, owns or leases 83 affiliated hospitals in 16 states with an aggregate of approximately 13,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, February 17, 2022, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter and year ended December 31, 2021. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net operating revenues	$3,233	$3,119	$12,368	$11,789
Net income (f), (g)	223	352	368	607
Net income attributable to Community Health Systems, Inc. stockholders	178	311	230	511
Adjusted EBITDA (c)	540	614	1,969	1,809
Net cash (used in) provided by operating activities	(531)	76	(131)	2,178

Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f), (g)	$1.40	$2.65	$1.82	$4.43
Diluted (e), (f), (g)	1.34	2.57	1.76	4.39

Weighted-average number of shares outstanding (d):
Basic	127	118	127	115
Diluted	133	121	131	117

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2021		2020
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,233	100.0%	$3,119	100.0%

Operating costs and expenses:
Salaries and benefits	1,337	41.4%	1,357	43.5%
Supplies	521	16.1%	524	16.8%
Other operating expenses	789	24.3%	748	24.0%
Government and other legal settlements and related costs (g)	—	—%	(4)	(0.1)%
Lease cost and rent	77	2.4%	79	2.5%
Pandemic relief funds	(46)	(1.4)%	(153)	(4.9)%
Depreciation and amortization	131	4.1%	134	4.3%
Impairment and (gain) loss on sale of businesses, net (f)	—	—%	(1)	(0.0)%

Total operating costs and expenses	2,809	86.9%	2,684	86.1%

Income from operations (f), (g)	424	13.1%	435	13.9%
Interest expense, net	220	6.8%	252	8.1%
Loss (gain) from early extinguishment of debt	—	—%	(207)	(6.7)%
Gain on sale of equity interests in Macon Healthcare, LLC (i)	(13)	(0.4)%	—	—%
Equity in earnings of unconsolidated affiliates	(4)	(0.1)%	1	0.0%

Income before income taxes	221	6.8%	389	12.5%
(Benefit from) provision for income taxes	(2)	(0.1)%	37	1.2%

Net income (f), (g)	223	6.9%	352	11.3%
Less: Net income attributable to noncontrolling interests	45	1.4%	41	1.3%

Net income attributable to Community Health Systems, Inc. stockholders	$178	5.5%	$311	10.0%

Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f), (g)	$1.40		$2.65

Diluted (e), (f), (g)	$1.34		$2.57

Weighted-average number of shares outstanding (d):
Basic	127		118

Diluted	133		121

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2021		2020
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$12,368	100.0%	$11,789	100.0%

Operating costs and expenses:
Salaries and benefits	5,242	42.4%	5,411	45.9%
Supplies	2,042	16.5%	1,963	16.6%
Other operating expenses	2,958	23.9%	2,957	25.1%
Government and other legal settlements and related costs (g)	—	—%	—	—%
Lease cost and rent	308	2.5%	327	2.8%
Pandemic relief funds	(148)	(1.2)%	(601)	(5.1)%
Depreciation and amortization	540	4.4%	558	4.7%
Impairment and (gain) loss on sale of businesses, net (f)	24	0.2%	48	0.4%

Total operating costs and expenses	10,966	88.7%	10,663	90.4%

Income from operations (f), (g)	1,402	11.3%	1,126	9.6%
Interest expense, net	885	7.2%	1,031	8.7%
Loss (gain) from early extinguishment of debt	79	0.6%	(317)	(2.6)%
Gain on sale of equity interests in Macon Healthcare, LLC (i)	(39)	(0.3)%	—	—%
Equity in earnings of unconsolidated affiliates	(22)	(0.2)%	(10)	(0.1)%

Income before income taxes	499	4.0%	422	3.6%
Provision for (benefit from) income taxes	131	1.0%	(185)	(1.5)%

Net income (f), (g)	368	3.0%	607	5.1%
Less: Net income attributable to noncontrolling interests	138	1.1%	96	0.8%

Net income attributable to Community Health Systems, Inc. stockholders	$230	1.9%	$511	4.3%

Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f), (g)	$1.82		$4.43

Diluted (e), (f), (g)	$1.76		$4.39

Weighted-average number of shares outstanding (d):
Basic	127		115

Diluted	131		117

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income	$223	$352	$368	$607
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of interest rate swaps, net of tax	—	—	—	(1)
Net change in fair value of available-for-sale debt securities, net of tax	(1)	—	(5)	4
Amortization and recognition of unrecognized pension cost components, net of tax	1	(8)	3	(7)

Other comprehensive (loss) income	—	(8)	(2)	(4)

Comprehensive income	223	344	366	603
Less: Comprehensive income attributable to noncontrolling interests	45	41	138	96

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$178	$303	$228	$507

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended December 31,
	Consolidated			Same-Store
	2021	2020	% Change	2021	2020	% Change
Number of hospitals (at end of period)	83	89		83	83
Licensed beds (at end of period)	13,289	14,110		13,289	13,395
Beds in service (at end of period)	11,629	12,421		11,629	11,880
Admissions	107,998	116,450	-7.3%	107,951	112,383	-3.9%
Adjusted admissions	235,801	240,814	-2.1%	235,566	231,581	1.7%
Patient days	547,724	563,032		547,574	544,547
Average length of stay (days)	5.1	4.8		5.1	4.8
Occupancy rate (average beds in service)	51.5%	48.3%		51.5%	49.8%
Net operating revenues	$3,233	$3,119	3.7%	$3,229	$3,027	6.7%
Net inpatient revenues as a % of net operating revenues	48.7%	49.0%		48.7%	48.9%
Net outpatient revenues as a % of net operating revenues	51.3%	51.0%		51.3%	51.1%
Income from operations (f), (g)	$424	$435	-2.5%
Income from operations as a % of net operating revenues	13.1%	13.9%
Depreciation and amortization	$131	$134
Equity in earnings of unconsolidated affiliates	$(4)	$1
Net income attributable to Community Health Systems, Inc. stockholders	$178	$311	-42.8%
Net income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	5.5%	10.0%
Adjusted EBITDA (c)	$540	$614	-12.1%
Adjusted EBITDA as a % of net operating revenues	16.7%	19.7%
Net cash (used in) provided by operating activities	$(531)	$76	-798.7%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Year Ended December 31,
	Consolidated			Same-Store
	2021	2020	% Change	2021	2020	% Change
Number of hospitals (at end of period)	83	89		83	83
Licensed beds (at end of period)	13,289	14,110		13,289	13,395
Beds in service (at end of period)	11,629	12,421		11,629	11,880
Admissions	442,445	470,325	-5.9%	440,563	431,230	2.2%
Adjusted admissions	950,717	973,571	-2.3%	946,762	894,197	5.9%
Patient days	2,190,405	2,190,939		2,181,070	2,015,522
Average length of stay (days)	5.0	4.7		5.0	4.7
Occupancy rate (average beds in service)	51.1%	44.6%		51.2%	46.3%
Net operating revenues	$12,368	$11,789	4.9%	$12,334	$10,962	12.5%
Net inpatient revenues as a % of net operating revenues	48.3%	49.1%		48.2%	49.0%
Net outpatient revenues as a % of net operating revenues	51.7%	50.9%		51.8%	51.0%
Income from operations (f), (g)	$1,402	$1,126	24.5%
Income from operations as a % of net operating revenues	11.3%	9.6%
Depreciation and amortization	$540	$558
Equity in earnings of unconsolidated affiliates	$(22)	$(10)
Net income attributable to Community Health Systems, Inc. stockholders	$230	$511	-55.0%
Net income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	1.9%	4.3%
Adjusted EBITDA (c)	$1,969	$1,809	8.8%
Adjusted EBITDA as a % of net operating revenues	15.9%	15.3%
Net cash (used in) provided by operating activities	$(131)	$2,178	-106.0%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$507	$1,676
Patient accounts receivable	2,062	1,927
Supplies	355	335
Prepaid income taxes	94	50
Prepaid expenses and taxes	192	184
Other current assets	269	338

Total current assets	3,479	4,510

Property and equipment:
Land and improvements	534	515
Buildings and improvements	6,050	5,749
Equipment and fixtures	3,173	3,088

Property and equipment	9,757	9,352
Less accumulated depreciation and amortization	(4,204)	(4,030)

Property and equipment, net	5,553	5,322

Goodwill	4,219	4,219

Deferred income taxes	53	59

Other assets, net of accumulated amortization of $1,216 and $1,118 at December 31, 2021 and 2020, respectively	1,913	1,896

Total assets	$15,217	$16,006

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$31	$123
Current operating lease liabilities	147	142
Accounts payable	830	783
Accrued liabilities:
Employee compensation	655	637
Accrued interest	225	150
Other	476	980

Total current liabilities	2,364	2,815

Long-term debt (h)	12,109	12,093

Deferred income taxes	192	29

Long-term operating lease liabilities	535	524

Other long-term liabilities	827	1,599

Total liabilities	16,027	17,060

Redeemable noncontrolling interests in equity of consolidated subsidiaries	480	484

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 132,146,282 shares issued and outstanding at December 31, 2021, and 129,612,117 shares issued and outstanding at December 31, 2020	1	1
Additional paid-in capital	2,118	2,094
Accumulated other comprehensive loss	(14)	(13)
Accumulated deficit	(3,477)	(3,707)

Total Community Health Systems, Inc. stockholders’ deficit	(1,372)	(1,625)
Noncontrolling interests in equity of consolidated subsidiaries	82	87

Total stockholders’ deficit	(1,290)	(1,538)

Total liabilities and stockholders’ deficit	$15,217	$16,006

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net income	$368	$607
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	540	558
Deferred income taxes	170	(187)
Stock-based compensation expense	25	13
Impairment and (gain) loss on sale of businesses, net (f)	24	48
Loss (gain) from early extinguishment of debt	79	(317)
Gain on sale of equity interests in Macon Healthcare, LLC	(39)	—
Other non-cash expenses, net	78	131
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(136)	309
Supplies, prepaid expenses and other current assets	1	(15)
Medicare accelerated payments	—	1,158
Repayment/derecognition of Medicare accelerated payments	(1,081)	(77)
Pandemic relief funds	—	104
Accounts payable, accrued liabilities and income taxes	16	(67)
Other	(176)	(87)

Net cash (used in) provided by operating activities	(131)	2,178

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(3)	(1)
Purchases of property and equipment	(469)	(440)
Proceeds from disposition of hospitals and other ancillary operations	17	648
Proceeds from sale of property and equipment	10	4
Purchases of available-for-sale debt securities and equity securities	(171)	(178)
Proceeds from sales of available-for-sale debt securities and equity securities	102	194
Purchases of investments in unconsolidated affiliates	(7)	(1)
Proceeds from sale of equity interests in Macon Healthcare, LLC	110	—
Increase in other investments	(113)	(49)

Net cash (used in) provided by investing activities	(524)	177

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(5)	(1)
Deferred financing costs and other debt-related costs	(313)	(156)
Proceeds from noncontrolling investors in joint ventures	—	15
Redemption of noncontrolling investments in joint ventures	(19)	(1)
Distributions to noncontrolling investors in joint ventures	(121)	(116)
Proceeds from sale-lease back	—	2
Other borrowings	60	53
Issuance of long-term debt	4,310	4,262
Proceeds from ABL facility	—	540
Repayments of long-term indebtedness	(4,426)	(5,493)

Net cash used in financing activities	(514)	(895)

Net change in cash and cash equivalents	(1,169)	1,460
Cash and cash equivalents at beginning of period	1,676	216

Cash and cash equivalents at end of period	$507	$1,676

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information exclude businesses divested or closed in 2020 and 2021. There were no discontinued operations reported for 2020 and 2021.

(b)	The following table provides information needed to calculate earnings per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income attributable to Community Health Systems, Inc. stockholders:
Net income	$223	$352	$368	$607
Less: Income attributable to noncontrolling interests, net of taxes	45	41	138	96

Net income attributable to Community Health Systems, Inc. stockholders — basic and diluted	$178	$311	$230	$511

(c)

EBITDA is a non-GAAP financial measure which consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, (income) expense related to government and other legal settlements and related costs, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, expense from settlement and fair value adjustments on the contingent value right agreement liability related to the HMA legal proceedings and related legal expenses, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years, and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. As previously disclosed, during the three months ended December 31, 2020, the Company incurred expenses in the amount of approximately $50 million related to the settlement of a professional liability claim for which the Company’s third-party insurer’s obligation to provide coverage to the Company in connection with the underlying loss was being litigated. Moreover, during the three months ended December 31, 2021, as referenced above, the Company recognized income in the amount of approximately $19 million, net of related legal fees, from the settlement of the aforementioned litigation with third-party insurers. The Company has included this adjustment in the calculation of Adjusted EBITDA during the year ended December 31, 2021 because the Company believes the income associated with such settlement is not reflective of the Company’s underlying results of operations in light of the intended purpose of Adjusted EBITDA in assessing the Company’s operational performance and comparing the Company’s performance between periods. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income attributable to Community Health Systems, Inc. stockholders	$178	$311	$230	$511
Adjustments:
(Benefit from) provision for income taxes	(2)	37	131	(185)
Depreciation and amortization	131	134	540	558
Net income attributable to noncontrolling interests	45	41	138	96
Interest expense, net	220	252	885	1,031
Loss (gain) from early extinguishment of debt	—	(207)	79	(317)
Impairment and (gain) loss on sale of businesses, net	—	(1)	24	48
Expense from government and other legal settlements and related costs	—	(4)	—	—
(Income) expense from the settlement of professional liability claims for which the third-party insurers’ obligation to insure the Company for the underlying loss has been settled	(19)	50	(19)	50
Expense from settlement and legal expenses related to cases covered by the CVR	—	—	—	2
Expense related to employee termination benefits and other restructuring charges	—	1	—	15
Gain on sale of equity interests in Macon Healthcare, LLC	(13)	—	(39)	—

Adjusted EBITDA	$540	$614	$1,969	$1,809

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Weighted-average number of shares outstanding - basic	127	118	127	115
Add effect of dilutive securities:
Stock awards and options	6	3	4	2

Weighted-average number of shares outstanding - diluted	133	121	131	117

The effect of stock awards and options on the diluted shares calculation was an increase of 5,627,250 shares and 3,842,558 shares during the three months and year ended December 31, 2021. The effect of stock awards and options on the diluted shares calculation was an increase of 3,469,701 shares and 1,053,539 shares during the three months and year ended December 31, 2020, respectively.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net income attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net income attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net income attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income per share (diluted), as reported	$1.34	$2.57	$1.76	$4.39
Adjustments:
Loss (gain) from early extinguishment of debt	—	(2.11)	0.89	(3.02)
Impairment and (gain) loss on sale of businesses, net	—	0.18	0.15	0.69
Expense from government and other legal settlements and related costs	—	(0.02)	—	—
(Income) expense from the settlement of professional liability claims for which the third-party insurers’ obligation to insure the Company for the underlying loss has been settled	(0.11)	0.32	(0.11)	0.33
Expense from settlement and legal expenses related to cases covered by the CVR	—	—	—	0.01
Expense related to employee termination benefits and other restructuring charges	—	—	—	0.11
Change in tax valuation allowance	—	—	—	(2.06)
Gain on sale of equity interests in Macon Healthcare, LLC	(0.08)	—	(0.24)	—

Net income per share (diluted), excluding adjustments	$1.15	$0.96	$2.45	$0.45

(f)

Both income from operations and net income included a net non-cash expense of less than $1 million and a net non-cash gain of $1 million for the three months ended December 31, 2021 and 2020, respectively, and a net non-cash expense of approximately $24 million and $48 million for the years ended December 31, 2021 and 2020, respectively, primarily from impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for sale or sold and gains on the sale of certain businesses during such periods. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.

(g)

The $(0.02) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months ended December 31, 2020, is the net impact of the favorable resolution of a lawsuit and several lawsuits settled in principle during the related period, and related legal expenses.

(h)

The maximum aggregate principal amount under the ABL Facility is $1.0 billion. At December 31, 2021, the available borrowing base under the ABL Facility was $1.0 billion, of which $103 million is reserved for outstanding letters of credit and $897 million represents excess availability. The Company had no outstanding borrowings as of December 31, 2021.

(i)

On July 30, 2021, the Company sold its unconsolidated minority equity interests in Macon Healthcare, LLC, a joint venture with certain subsidiaries of HCA Healthcare, Inc. representing two hospitals in Macon, Georgia, in which the Company held a 38% interest. The Company received $110 million in cash in connection with the sale of its equity interests and, as a result, recognized a pre-tax gain of approximately $13 million and $39 million on the sale of such equity interests during the three months and year ended December 31, 2021.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2022. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2022 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2022 Projection Range
Net operating revenues (in millions)	$12,600	to	$13,100
Adjusted EBITDA (in millions)	$1,825	to	$1,975
Net income per share - diluted	$1.00	to	$1.50
Weighted-average diluted shares (in millions)	133.0	to	134.0

The following assumptions were used in developing the 2022 guidance provided above:

•	The Company’s projections exclude the following:

•	Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Previously recorded pandemic relief funds and the potential recognition of additional pandemic relief funds;

•	The impact of any potential future divestitures;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•

Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.2% for 2022. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•

Interest expense is estimated to be between $855 million and $875 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $820 million to $840 million. Total fixed rate debt is expected to average approximately 100% of total debt during 2022.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.0% for 2022.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 1.3% to 1.8% for 2022.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

A reconciliation of the Company’s projected 2022 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net income attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending
	December 31, 2022
	Low	High
Net income attributable to Community Health Systems, Inc. stockholders (1)	$133	$201
Adjustments:
Depreciation and amortization	530	550
Interest expense, net	875	855
Provision for income taxes	162	228
Net income attributable to noncontrolling interests	125	141

Adjusted EBITDA (1)	$1,825	$1,975

(1)

The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net income attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2022
Guidance
Total	$500	to	$600

•	Net cash provided by operating activities is projected as follows (in millions):

2022
Guidance
Total	$950	to	$1,100

•	Diluted weighted-average shares outstanding are projected to be approximately 133 million to 134 million for 2022.

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; the volume of canceled or rescheduled procedures; the volume of COVID-19 patients cared for across our health systems; the timing, availability and acceptance of effective medical treatments, vaccines (including additional dosages of vaccines) and tests; the spread of potentially more contagious and/or virulent forms of the virus, including variants of the virus for which currently available vaccines, treatments and tests may not be effective or authorized; measures we are taking to respond to the COVID-19 pandemic; the impact of government actions on us, including with respect to vaccine mandates, testing requirements, travel restrictions and other virus containment measures; changes in net revenue due to patient volumes, payor mix and evolving macroeconomic conditions; inflationary conditions and increased expenses related to labor, supply chain, capital and other expenditures; workforce disruptions; and supply shortages and disruptions;

•

uncertainty regarding the implementation of the CARES Act, the Paycheck Protection Program and Health Care Enhancement Act (the PPPHCE Act), the Consolidated Appropriations Act, 2021 (the CAA), the American Rescue Plan Act of 2021 (the ARPA) and any other future stimulus measures related to COVID-19, including the magnitude and timing of any future payments or benefits we may receive or realize thereunder;

•	general economic and business conditions, both nationally and in the regions in which we operate, including economic and business conditions resulting from the COVID-19 pandemic;

•

the impact of current or future federal and state health reform initiatives, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”), and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through legislation, regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•

changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business, including any such laws or governmental regulations which are adopted in connection with the COVID-19 pandemic;

•

potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•

any security breaches, loss of data, actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection, and other cybersecurity incidents;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•

the effects related to the implementation of the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

the impact of competitive labor market conditions and the shortage of experienced nurses, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses as a result of such competitive labor market conditions, inflation and competition for such positions;

•	any failure to obtain medical supplies or pharmaceuticals at favorable prices;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the novel coronavirus causing the disease known as COVID-19;

•	the impact of cybersecurity threats, cyber-attacks or security breaches;

•	any failure to comply with our obligations under license or technology agreements;

•	challenging economic conditions in certain non-urban communities in which we operate;

•	any developments with respect to the final auditing and reporting requirements of, or other adverse developments with respect to, the Corporate Integrity Agreement to which we are subject;

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CYH Announces Fourth Quarter and Year-End 2021 Results

February 16, 2022

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	any changes in or interpretations of income tax laws and regulations; and

•

the risk factors set forth in our other filings with the Securities and Exchange Commission, including our Current Report on Form 8-K filed on January 20, 2022 (with risk factor disclosure included in Exhibit 99.1 thereto).

The consolidated operating results for the three months and year ended December 31, 2021, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2022 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-